Exhibit 99.1

RiceBran Technologies  Appoints Two Independent Directors

Industry Expertise and Strategic Experience Will Strengthen Board

SCOTTSDALE, Arizona – November 14, 2013 – RiceBran Technologies (OTCQB:RIBT), a global leader in the production and marketing of value added products derived from rice bran, today announced that it has appointed Robert S. Kopriva and Peter A. Woog to the Board of Directors of RiceBran Technologies effective upon the listing of the Company’s common stock and warrants on The Nasdaq Capital Market.

W. John Short, CEO and President of RiceBran Technologies commented, “We are excited to have professionals of the caliber of Bob and Peter join our Board as independent directors.  Bob’s intimate knowledge of and contacts in the food, food ingredient and meat markets both domestically and internationally bring tremendous value to our Company.  Peter’s extensive experience working with portfolio company management teams in the development and implementation of strategic and business plans will also bring great benefit for our management team.  We welcome both of these seasoned professionals to our Board.”

Robert S. Kopriva, age 62, currently serves as Co-Chairman of Rupari Foods, a Wind Point portfolio company and is a senior advisor to the CEO of Bar-S Foods.   He was the former President and CEO of Sara Lee Foods and the former Chairman of Premium Standard Farms.  Mr. Kopriva will be a member of the Audit Committee and the Compensation Committee. He holds a bachelors degree in accounting from the University of Illinois and an MBA from the Kellogg School of Management at Northwestern University.

Peter A. Woog, age 71, is a partner at Najafi Companies where he evaluates acquisition opportunities and assists management of acquired companies in the development and implementation of strategic, business and financial plans.  Previously, Mr. Woog spent three decades at AT&T and became CEO and a director of Cable Systems Holdings when CitiCorp Venture Capital acquired the business from AT&T.  He was also the former CEO of International FiberCom and has sat on numerous public and private boards. Mr. Woog holds a bachelors degree in mechanical engineering from Lowell Technological Institute (University of Massachusetts-Lowell) and a Master of Science degree in management science from Stevens Institute of Technology.

Both Messrs. Kopriva and Woog will be compensated according to the Company’s standard compensation policies for directors.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran Technologies' expectations regarding listing on The NASDAQ Capital Market. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties.  RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.  Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran Technologies' filings with the Securities and Exchange Commission, including its most recent periodic reports.

About RiceBran Technologies

RiceBran Technologies is a human food ingredient and animal nutrition company focused on the procurement, bio-refining and marketing of numerous products derived from rice bran.  RiceBran Technologies has proprietary and patented intellectual property that allows us to convert rice bran, one of the world's most underutilized food sources, into a number of highly nutritious human food ingredient and animal nutrition products.  Our target markets are human food ingredients and animal nutrition manufacturers and retailers, as well as natural food, functional food and nutraceutical supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company's filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Investor Contact:
Ascendant Partners, LLC
Fred Sommer
+(732)410-9810
fred@ascendantpartnersllc.com